Contact:

Matthew P. Kinley
President
Healthcare Acquisition Corp.
515-244-5746





FOR IMMEDIATE RELEASE
---------------------


                         HEALTHCARE ACQUISITION CORP.'S
                 OVERALLOTMENT OPTION EXERCISED BY UNDERWRITERS
                       ---------------------------------

            NEW YORK, NEW YORK, August 16, 2005 - Healthcare Acquisition Corp. (AMEX:HAQ.U) announced today that the underwriters for its initial public offering exercised their option to purchase 400,000 units subject to the underwriters' over-allotment option and purchased such units on August 16, 2005. Each unit consists of one share of common stock and one warrant.

            The 9,400,000 units sold in the offering (including the 400,000 units subject to the underwriters' over-allotment option) were sold at an offering price of $8.00 per unit, generating total gross proceeds of $75,200,000 to the Company. Of this amount, $67,928,000 was placed in trust. Maxim Group LLC acted as lead underwriter for the initial public offering. A copy of the prospectus may be obtained from Maxim Group LLC, 405 Lexington Ave., New York, NY 10174.





                                     # # #